Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements (No. 333-184703, No. 333-184702, No. 333-182462, No. 333-175419, No. 333-160577, No. 333-228113, and No. 333-253145) on Form S-3 and (No. 333-265489, No. 333-184701, No. 333-173114, No. 333-163929, No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, No. 333-89176, No. 333-141458 and No. 333-249418) on Form S-8 of MicroVision, Inc. of our report dated April 18, 2023, relating to the financial statements of Ibeo Automotive Systems GmbH appearing in this Current Report on Form 8-K/A Amendment No. 1 of MicroVision, Inc.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

April 18, 2023